Exhibit (d)(3)
                                    [FORM OF]

                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of January 1, 1999, as amended from time to time by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the "Portfolio"), and the Subadviser is willing to furnish such services; and

     WHEREAS, one-third of all purchases into the Portfolios listed on Schedule A attached hereto and one-third of all redemptions from such Portfolio will be allocated to the Subadviser;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. Duties of the Subadviser. (a) The Adviser hereby appoints the Subadviser, in furtherance of its Investment Advisory and Management Agreement with the Corporation, to manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning the Portfolio's investment activity which the Subadviser is required to maintain in connection therewith, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the

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Directors  of the  Corporation  and in  compliance  with  such  policies  as the
Directors of the Corporation may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation's current prospectus and statement of additional information, and (b) applicable laws and regulations.

     The Subadviser agrees that it will operate and manage the portion of the assets allocated to it of each of the Portfolio set forth in Schedule A at all times in compliance with applicable federal and state laws governing its operations and investments. The Subadviser agrees to manage such allocated assets in the Portfolio in compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in Subchapter M, Chapter 1 of the Code; and (c) applicable federal and state securities, commodities and banking laws, provided that the Adviser shall provide the Subadviser with written direction as to the requirements of applicable federal and state banking laws. For purposes of the preceding sentence, disclosure in the Corporation's prospectus and/or statement of additional information of applicable state insurance laws and regulations and applicable federal and state banking laws and regulations shall constitute "written direction" thereof. The Subadviser represents and warrants that to the extent that any statements or omissions regarding the Subadviser made in any Registration Statement for the shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, the Adviser represents and warrants that the Registration Statement for the shares of the Corporation, or any amendment or supplement thereto, other than statements or omissions regarding the Subadviser provided in writing by the Subadviser expressly for use therein, will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Subadviser accepts such appointment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

     (b) The Subadviser agrees to maintain a level of errors and omissions or professional liability insurance coverage that is from time to time satisfactory to the Adviser.

     2. Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures

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commission  merchants'  rates.  As a  general  matter,  in  executing  Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any
other  subadviser  to  the  Corporation  and  its  respective   affiliates,   as
broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as may be mutually agreed with the Subadviser.

     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual), but in no event later than the 15th day of the following month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. Other Services. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser's cost.

     5. Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

     6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Corporation are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

     7. Services to Other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Subadviser, or any affiliated persons thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Subadviser, who may also be a director, officer, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     8. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of the Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation are the property of the Corporation and will be surrendered promptly to the Corporation or the Adviser on request.

     The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, or any governmental agency or other instrumentality having regulatory authority over the Corporation, and upon reasonable request and during normal business hours the Corporation's auditors, the Corporation or any representative of the Corporation, the Adviser.

     9. Reference to the Subadviser. Subject to the terms of a separate Logo Licensing Agreement, neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     10. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement. Subadviser hereby indemnifies, defends and protects Adviser and holds Adviser harmless, from and against any and all liability arising out of Subadviser's disabling conduct.

     (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon
(i) any wrongful act or material breach of this Agreement by the Subadviser arising from the Subadviser's disabling conduct, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in
Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

     (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by the Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser. The Adviser agrees that the

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Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate  operating  Portfolio and shall comply with  subsections
(a) and (b) of Section I of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to the Subadviser as if it was a separate operating Portfolio. The Adviser shall defend, indemnify and hold harmless the Indemnified Parties from any liability arising from the conduct of the Adviser or other subadviser with respect to the portion of a Portfolio' assets not allocated to the Subadviser.

     11. Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

     12. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

     With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Corporation; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Corporation in accordance with the Act, or after six months' written notice, whichever is earlier. In the event of such a termination, the Adviser will use its best efforts, and cause the Corporation to use its best efforts, to engage another subadviser for the Portfolio as soon as possible. Notwithstanding the foregoing, the Subadviser may terminate the Agreement on 60 days' written notice to the Adviser and the Corporation, in the event of a breach of this Agreement by the Adviser. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

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     This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

     13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

     15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     16. Separate Series. Pursuant to the provisions of the Articles of Incorporation, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

     18. Notices. All notices shall be in writing and deemed properly given when delivered or express delivery service by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

 Subadviser:               T. Rowe Price Associates, Inc.
                           100 E. Pratt Street
                           Baltimore, MD 20202
                           Attention:

 with a copy to:           T. Rowe Price Associates, Inc.
                           100 E. Pratt Street
                           Baltimore, MD 20202
                           Attention:

 Adviser:                  SunAmerica Asset Management Corp.
                           The SunAmerica Center
                           733 Third Avenue, Third Floor
                           New York, NY 10017-3204
                           Attention: Robert M. Zakem
                                      Senior Vice President and

                                               General Counsel

     IN  WITNESS  WHEREOF,   the  parties  have  caused  their  respective  duly
authorized officers to execute this Agreement as of the date first above written.

                                               SUNAMERICA ASSET MANAGEMENT CORP.


                                               By:
                                                 -------------------------------
                                                    Name: Peter A. Harbeck
                                                    Title: President



                                               T. ROWE PRICE ASSOCIATES, INC.

                                               By:
                                                 -------------------------------
                                                    Name:
                                                    Title:

                                   SCHEDULE A


                                                  FEE RATE
                                            (AS A % OF AVERAGE
 PORTFOLIO                                  DAILY NET ASSET VALUE)
 ---------                                 ----------------------
 Mid-Cap Growth Portfolio                   0.50% net assets

 Science and Technology Portfolio*          0.60% first $50 million
                                            0.60% first $50 million
                                            0.60% next $150 million
                                            0.60% next $300 million
 Revised: November, 2001                    0.55% thereafter



--------------------
* T. Rowe's fee discounted based on total assets as follows: 0% up to $750 million, 5% for the next $750 million, 7.5% for the next $1.5 billion and 10% over $3 billion.


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